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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Gencor Industries, Inc.:

     We consent to the use in this Registration Statement relating to 3,600,000 shares of Common Stock of Gencor Industries, Inc. (the "Company") on Form S-3 of our report dated November 11, 1997 (April 9, 1998 as to the effects of the stock split described in Note 1), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

     Our audits of the financial statements included in the Annual Report on Form 10K for the year ended September 30, 1997, which is incorporated by reference in this Registration Statement, also included the financial statement schedule of the Company, listed in Item 8. Such financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on such schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                              /s/ DELOITTE & TOUCHE LLP

June 12, 1998
Orlando, Florida